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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 1998, between TED A. MURPHY, ("Executive"), and COMMUNITY BANK OF GEORGIA, a state-chartered Georgia banking institution whose principal place of business is located at 3333 Lawrenceville Highway, Tucker, Georgia, ("Employer").

                                    RECITALS

         WHEREAS, the Board of Directors of the Employer recognizing the experience and knowledge of the Executive in the banking industry, determines that it is in the best interests of the Employer to arrange terms of employment for Executive so as to induce Executive to remain in his capacity with the Employer for the term as set forth in this Employment Agreement (the "Agreement"); and

         WHEREAS, Executive is willing to provide services to Employer in accordance with the terms and conditions hereinafter set forth.

         THEREFORE, in the consideration of the mutual promises and agreements in these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

SECTION 1.        EMPLOYMENT

         a. Employer employs Executive on the terms and conditions hereafter stated as Employer's President and Chief Executive Officer to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Executive will also serve as President and Chief Executive Officer of Georgia Bancshares, Inc., ("Bancshares") Tucker, Georgia, the Employer's parent bank holding company. Subject to the terms and conditions hereof, Executive will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the direction of the Board of Directors.

         b. Executive accepts such employment and shall devote his full time, attention, and best efforts to the diligent performance of his duties herein specified.

SECTION 2.        TERM OF EMPLOYMENT.

         a. Executive's employment under this Agreement shall commence immediately on January 1, 1998. Such employment shall continue for a period of thirty-six full calendar months commencing January 1, 1998.




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         b. Executive's employment pursuant to this Agreement shall be terminated by the first to occur of any of the following:

                  i) The death of the Executive;

                  ii) The Complete Disability of Executive. "Complete Disability" as used herein shall mean the inability of Executive, due to illness, accident, or any other physical or mental incapacity, to completely fulfill his obligations hereunder for an aggregate of ninety (90) days within any period of 180 consecutive days during the term hereof;

                  iii) The discharge of Executive by Employer for cause.

                           (1) "Cause" as used herein shall mean: dishonesty;
theft; conviction of a crime (other than minor traffic violations) which is either a felony or a misdemeanor involving moral turpitude; unethical business conduct; gross or repeated negligence in carrying out Executive's duties. In all instances other than dishonesty, theft or conviction of a crime, written notice of said activity, negligence or violation shall be provided by Employer to Executive along with a reasonable period of time, which shall be not less than ninety (90) days, in which to correct the deficiency.

                           (2) Discharge for "Cause" shall require a two-thirds
majority vote of the entire Board of Directors of Employer excluding the Executive from voting on the discharge.

                  (iv) Sixty (60) days after Executive has given written notice to Employer of his intent to terminate his employment hereunder.

         c. Termination of Executive's employment shall constitute his resignation as an employee, director and executive officer of Employer (and as a director and executive officer of Bancshares) effective upon acceptance by Employer of that tender.

SECTION 3.        COMPENSATION.

For all services which Executive may render to Employer during the term hereof Employer shall pay to Executive, subject to such deductions as may be required by law, according to the schedule set out below:

         a. Annual Base Salary. From January 1, 1998, through December 31, 1998, Executive shall receive a salary payable based on an annual rate of $138,400, payable in equal monthly installments. The annual base salary for the calendar year 1999 will be increased by five percent (5%) to $145,320, payable in equal monthly installments. The annual base salary for the calendar year 2000 will be increased by five percent (5%) to $152,586, payable in equal monthly installments.

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         b. Performance Bonus. In addition to the Executive's annual base salary, the Employer shall pay to Executive a performance bonus.

         The right to receive an annual performance bonus is based upon meeting or exceeding established goals with respect to (i) return on average assets ("ROAA"), (ii) return on average equity ("ROE"), and (iii) average past due loans. No performance bonus shall be earned in any year in which the Bank's composite C-A-M-E-L-S rating is less than "2".

         Three levels of bonus are available hereunder. A Level I bonus is equal to 10% of annual base salary, a Level II bonus is equal to 15% of annual base salary and a Level III bonus is equal to 20% of annual base salary. In order to receive a Level I bonus, the Executive must achieve either (i) at least 2 of the Level I performance goals, or (ii) at least 1 of the Level I performance goals AND 1 of the Level II or Level III performance goals. In order to receive Level II bonus, the employee must achieve either (i) at least 2 of the Level II performance goals, or (ii) at least 1 of the Level II performance goals AND 1 of the Level III performance goals. In order to receive a Level III bonus, the Executive must achieve at least 2 of the Level III performance goals.
Operation of the performance bonus criteria is as follows:


---------------------------------------------------------------------------------------------------------------
BONUS                    ROAA                              ROE                              AVG. PAST
LEVEL                                                                                       DUE LOANS
---------------------------------------------------------------------------------------------------------------
Level I                  1%                                10%                              2%
                         but less than                     but less than                    but more than
                         1.25%                             12%                              1.5%
----------------------------------------------------------------------------------------------------------------
Level II                 1.25%                             12%                              1.5%
                         but less than                     but less than                    but more than
                         1.5%                              15%                              1.25%
----------------------------------------------------------------------------------------------------------------
Level III                1.5% or greater                   15% or greater                   1.25% or less
----------------------------------------------------------------------------------------------------------------

         c. Election to Defer Performance Bonus. Prior to the end of any contact year, Executive shall be permitted to make an election to defer receipt of all or a portion of any annual performance based bonus that otherwise becomes payable for such year. The election to defer receipt of any such performance bonus shall be made in writing on a Deferred Compensation Election Form (Attachment "A") provided by the Employer. Any such election shall be subject to the provisions of the Executive's Deferred Compensation Election Form.

         d. Severance Compensation. If the Executive's employment is terminated during the term of this Agreement for reasons other than those stated in paragraphs 2(b)(iii) or (iv), Employer shall pay Executive as Severance Compensation, without set off, reduction, or diminution for other compensation


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which Executive may receive from sources other than Employer, a sum equal to the gross monthly compensation which would then be payable to Executive under the terms and conditions of this Agreement without reduction for taxes except as required by law and payable for twenty-four (24) consecutive months or the remainder of the term of this Agreement whichever is greater ("Severance Compensation"). Said Severance Compensation shall be payable on the first day of each month following Executive's termination of employment. Notwithstanding the foregoing, if mutually agreed between Employer and Executive, the Severance Compensation may be paid in one lump sum or other equal payments. Employer shall maintain Executive's full medical and disability benefits for Executive and his family at no expense to Executive for twenty-four months subsequent to said termination or the remainder of the term of this Agreement whichever is greater. Thereafter, Executive shall be eligible to secure such medical and dental benefits as may be available pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at Executive's expense.

SECTION 4.        OTHER BENEFITS

During the term of Executive's employment hereinafter, on and after the effective dates, as noted, Employer shall furnish to Executive the following benefits.

         a. A group health and hospitalization insurance policy covering the Executive and immediate family.

         b. A monthly car allowance covering depreciation, insurance and all operating costs in an amount of $1,000 per month.

         c. In lieu of the foregoing car allowance, the Employer and Executive may mutually agree that Executive will be provided use of an automobile owned or leased by Employer with reimbursement to Executive for all out of pocket expenses incurred by Executive for the use and upkeep of said automobile, including taxes, if any, which may become due and payable by Executive based upon such arrangement.

         d. All expenses for attendance of the Executive and his spouse at the annual convention of the Community Banker's Association of Georgia and the Georgia Banker's Association.

         e. Initiation fees, membership fees and monthly dining room charges at a golf, dining or country club of Executive's choosing in an aggregate annual amount not to exceed $7,500.

         f. All reasonable expenses shall be reimbursed on a monthly basis, however these expenses are subject to review and approval of the Chairman of the Employer's Board of Directors or the Vice Chairman.

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         g. A fully paid vacation of twenty (20) working days per year for the duration and any continuance of this contract. Time for such vacation/vacations shall be determined solely by the Executive provided Executive shall give the Chairman of Employer's Board of Directors or the Vice Chairman, reasonable prior notice of the Executive's scheduled vacation days.

         h. An Executive Assistance Program ("EAP") for Executive and immediate family to help resolve the problems which may include, but are not limited to, stress, marital, family, child rearing, drugs, alcohol, prescription drugs, legal, financial, health or any other problems that may be of concern. Referral by EAP to an outside agency may involve additional charges which may be covered in part by the Employer's health plans.

SECTION 5.        POST TERMINATION COVENANTS.

         a. Executive hereby expressly covenants and agrees that during the term of his employment whether or not pursuant to this Agreement and for a period of twelve (12) months following the termination of his employment with Employer, if said termination is pursuant to Section 2(b)(iv), Executive shall not engage in rendering or providing executive managerial services as chief executive officer or serve as chief executive officer of or to any National Bank or State Bank Institution located within an area of ten (10) miles of Community Bank of Georgia's main office or its branches without the express permission of the Employer. This covenant shall not be effective against Executive in the event of termination of Executive for any other reason, actual, or constructive as provided herein below.

SECTION 6.        CHANGE IN CONTROL.

So long as this Agreement is in effect, in the event of a Change in Control (as that term is defined below) of Employer and/or Bancshares, if the duties of Executive are changed (as defined below) within two (2) years after such Change in Control, and the Executive so notifies Employer in writing within six (6) months thereof, such change in duties shall constitute a termination of Executive's employment hereunder by Employer for reasons other than those stated in paragraphs 2(b)(iii) and (iv). In that event, Executive shall be entitled to receive all of the Severance Compensation due and payable to Executive under
Section 3(d) of this Agreement without set off, reduction, or diminution for other compensation which Executive may receive from sources other than Employer.

         a. "Change in Duties" shall mean any one or more of the following:

                  i) a significant change in the nature or scope of the Executive's authorities (including a change in title) or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;


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                  ii) a reduction in the Executive's Annual Base Salary from that provided for under this Agreement;

                  iii) any diminution in the Executive's eligibility to participate or level of participation in bonus, stock option and other compensation plans which provide opportunities to receive compensation, from the greater of:

                  -the opportunities provided by the Bank for executives with comparable duties; or

                  -the opportunities under any such plans under which he was participating immediately prior to the date on which a Change of Control occurs including as set forth in Section 3(b) of this Agreement.

                  iv) a diminution in Executive benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Executive, from the greater of:

                  -the Executive benefits and perquisites provided by the Bank to executives with comparable duties; or

                  -the Executive benefits and perquisites to which he was entitled immediately prior to the date on which a Change in Control occurs.

                  v) a change in the location of the Executive's principal place of employment by the Bank (more than 50 miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs) to which Executive has not agreed;

         b. A "Change of Control" shall be deemed to have occurred if:

                  i) any person, including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Bancshares, or any Executive benefit plan, as defined in ERISA, of any of the foregoing) is or becomes the beneficial owner, directly or indirectly, of securities of Bancshares representing 25% or more of the combined voting power of Bancshares's then outstanding securities;

                  ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Bank and Bancshares before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or Bancshares or any successor to the Bank or Bancshares;


                                       -6-


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                  iii) the Bank or Bancshares is merged or consolidated with another corporation and as a result of the merger or consolidation less than 51% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former, shareholders of Bancshares, other than (x) affiliates within the meaning of the Exchange Act or (y) any party to the merger or consolidation;

                  iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Bancshares representing 50% or more of the combined voting power of Bancshares's then outstanding voting securities; or

                  v) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Bancshares.

SECTION 7.        CONFLICTS OF INTEREST.

Executive shall not, while employed by Employer, accept employment with any other individual, corporation, partnership. governmental authority or other entity, or engage in any other venture for profit which the Employer's Board of Directors may consider by majority vote of all of the directors then serving with Executive abstaining to be in conflict with the Employer's best interest or to be in competition with the performance of his duties hereunder. This restriction does not preclude Executive from owning or being involved in real estate or other investments, so long as such does not create a conflict of interest on the part of the Executive as to his duties and obligations to Employer as set forth herein. In addition, the Executive may be a Board member of companies not in competition with the Employer. Notwithstanding the foregoing, Executive may not be involved in any of these activities without first making a full disclosure to the Employer of the details of each proposed endeavor.

SECTION 8.        WAIVER OF PROVISIONS.

Failure by any of the parties hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the obligation of future performance of any such term or condition or any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

SECTION 9.        GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions hereof.


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SECTION 10.  MODIFICATION AND AMENDMENT.

This Agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void; except, nothing herein shall cause the Agreement by and between Executive and Employer dated as of September 13, 1994, to terminate other than upon its Initial Termination Date of December 31, 1997. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of all parties hereto.

SECTION 11.  NOTICE AND MAILING THEREOF.

Whenever in this Agreement notice is required to be given to either of the parties hereto, such notice shall be effective only if delivered to the parties as follows by hand delivery or first class United States Mail:

                  If to Employer:            Chairman of the Board
                                             Community Bank of Georgia
                                             3333 Lawrenceville Highway
                                             Tucker, Georgia  30084

                  If to Executive:           Ted A. Murphy
                                             1761 East Gate Drive
                                             Stone Mountain, Georgia  30087

SECTION 12.  RECITALS, COUNTERPARTS AND HEADINGS.

The Recitals appearing above are incorporated into this Agreement as fully and completely as if set forth expressly herein and are an integral part of this Agreement. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.

SECTION 13.  SUCCESSORS.

This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns and upon the Executive, and his heirs and personal representatives. Neither this Agreement nor performance hereunder may be assigned by Executive.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

EXECUTIVE:                                      EMPLOYER:

/s/ TED A. MURPHY
------------------------------------            COMMUNITY BANK OF GEORGIA
Ted A. Murphy

                                                By:/s/ EUGENE L. ARGO
                                                  --------------------------
                                                Chairman of Board of Directors

                                                ATTEST:

                                                /s/ JAMES L. ARMSTRONG
                                                -----------------------------
                                                Chairman, Compensation Committee



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